Exhibit 99.1

  The Pepsi Bottling Group Delivers Strong Results in 2005 Driven by
                      Outstanding Topline Growth

    SOMERS, N.Y.--(BUSINESS WIRE)--Jan. 31, 2006--The Pepsi Bottling Group, Inc. (NYSE:PBG) today reported full year 2005 net income of $466 million, or diluted earnings per share (EPS) of $1.86. This compares to reported net income in 2004 of $457 million, or $1.73 per diluted share.
    John T. Cahill, Chairman and Chief Executive Officer of PBG, said, "PBG's story in 2005 was about robust topline growth in all of our major territories and the successful navigation of a challenging cost environment. Our teams around the world remained focused on our goals and closed out the year beating many of those objectives. Innovation in the U.S. and several countries in Europe helped us drive excitement in the category and volume growth for PBG. Our non-carbonated portfolio in each of our territories performed well, contributing to our strong volume growth. The U.S. pricing environment proved to be favorable throughout the year and this continues into 2006. Finally, in Mexico, our topline continued to move upward, though profit growth was below our expectations."

    -- PBG's worldwide topline growth surged nine percent in 2005. Physical case volume and reported net revenue per case both grew four percent for the full year. The 53rd week contributed one percentage point of growth to revenue. All volume results are on a constant territory basis. (See Editor's Note.)

    -- Volume growth was strong in each of PBG's geographical territories. In the U.S., volume improved two percent on a full-year basis, with a three-percent increase in the take-home channel and two-percent growth in cold drink. PBG's European territories delivered eight-percent volume growth for the full year and, in Mexico, physical case volume was up five percent, driven by PBG's water business. On an eight-ounce basis, total volume in Mexico was up seven percent for the year.

    -- PBG's worldwide reported operating income grew five percent for the year. Reported operating income includes the high fructose corn syrup litigation settlement proceeds, the 53rd week and strategic spending initiatives. Excluding these adjustments, full-year operating income grew four percent. The tables below provide additional detail.

    -- PBG remained focused on delivering strong cash flow in 2005. The Company generated net cash provided by operations of $1.2 billion with capital expenditures of $715 million. This resulted in net cash provided by operations less capital expenditures of $504 million. In 2005, PBG returned more than $550 million to shareholders, including the repurchase of 17 million shares.

----------------------------------------------------------------------
Diluted Earnings Per Share              FY 2005 FY 2004   EPS Growth
                                        ------- -------   ----------
                                                        vs. Prior Year
                                                        --------------
----------------------------------------------------------------------
Reported EPS - Diluted                    $1.86   $1.73       7%
----------------------------------------------------------------------
HFCS Litigation Settlement               ($0.07)      -       -
----------------------------------------------------------------------
53rd Week Impact                         ($0.05)      -       -
----------------------------------------------------------------------
Strategic Spending Initiatives            $0.12       -       -
----------------------------------------------------------------------
Adjusted EPS - Diluted                    $1.86   $1.73       7%
----------------------------------------------------------------------

    --------------------------------------------------------
    Operating Income Growth Rates                    FY 2005
    -----------------------------                    -------
    --------------------------------------------------------
    Reported Operating Income                          5%
    --------------------------------------------------------
    HFCS Litigation Settlement                        (3%)
    --------------------------------------------------------
    53rd Week Impact                                  (2%)
    --------------------------------------------------------
    Strategic Spending Initiatives                     4%
    --------------------------------------------------------
    Adjusted Operating Income                          4%
    --------------------------------------------------------

    Fourth Quarter 2005 Results

    PBG finished the year with solid worldwide volume momentum, up five percent in the fourth quarter on a constant territory basis. In the U.S., PBG's physical case volume grew four percent for the quarter. PBG's business in Canada also generated solid volume growth, up three percent in the quarter, while Europe generated a nine-percent increase. In Mexico, physical case volume continued to benefit from the strength of PBG's ePura bottled water and Electropura jug water businesses. Physical case volume grew three percent in the quarter. On an eight-ounce basis, total volume was up five percent in the fourth quarter.
    Reported cost of goods sold per case was up five percent in the fourth quarter. This growth reflects significant increases in the cost of raw materials, a trend that continued throughout the year. Gross profit per case increased three percent.
    Reported operating income grew five percent. However, the majority of PBG's strategic spending initiatives were executed in the fourth quarter. Therefore, excluding the impact of the high fructose corn syrup litigation settlement, the 53rd week and strategic spending initiatives, PBG's operating income grew 10 percent in the quarter. The table below provides additional detail.

    --------------------------------------------------------
    Operating Income Growth Rates                    Q4 2005
    -----------------------------                    -------
    --------------------------------------------------------
    Reported Operating Income                           5%
    --------------------------------------------------------
    HFCS Litigation Settlement                         (1%)
    --------------------------------------------------------
    53rd Week Impact                                  (12%)
    --------------------------------------------------------
    Strategic Spending Initiatives                     18%
    --------------------------------------------------------
    Adjusted Operating Income                          10%
    --------------------------------------------------------

    In the fourth quarter 2005, reported net income was $74 million, or diluted EPS of $0.30. This result includes a net $0.04 reduction, which reflects the impact of PBG's strategic spending initiatives partially offset by the proceeds from the high fructose corn syrup litigation settlement and the 53rd week. Excluding these items, PBG's adjusted diluted EPS for the fourth quarter were $0.34. The table below provides additional detail for the fourth quarter and the attached supplemental data provides the detail for each quarter in 2005. Reported net income in the fourth quarter of 2004 was $74 million, or diluted EPS of $0.29, which included a $0.01 per share charge for various tax items.

----------------------------------------------------------------------
Diluted Earnings Per Share              Q4 2005 Q4 2004 EPS Growth vs.
                                        ------- ------- --------------
                                                          Prior Year
                                                          ----------
----------------------------------------------------------------------
Reported EPS - Diluted                    $0.30   $0.29       4%
----------------------------------------------------------------------
HFCS Litigation Settlement               ($0.01)      -       -
----------------------------------------------------------------------
53rd Week Impact                         ($0.05)      -       -
----------------------------------------------------------------------
Strategic Spending Initiatives            $0.10       -       -
----------------------------------------------------------------------
Various Tax Items                             -   $0.01       -
----------------------------------------------------------------------
Adjusted EPS - Diluted                    $0.34   $0.30      13%
----------------------------------------------------------------------

    2006 Guidance

    Mr. Cahill continued, "The momentum we generated in the second half of 2005 is moving us forward in 2006. Our plans are designed to deliver a strong topline performance once again across our territories. In the U.S. and Canada, we are launching a new customer service agenda, which we expect to yield long-term benefits on many fronts. We also expect the upward pressure in the cost environment to moderate somewhat as the year progresses. On the accounting side, the expensing of stock options this year will lower our reported numbers. The underlying state of our business, however, is very encouraging and we expect to deliver another year of strong results for PBG shareholders."
    Worldwide physical case volume in 2006 is expected to grow about three percent on a constant territory basis, while the U.S. business should deliver a one to two-percent volume improvement. PBG forecasts continued reported net revenue per case improvements, up two to three percent on a worldwide basis.
    In 2006, PBG will adopt FAS 123(r) Share-Based Payment, which requires the expensing of stock options. While this move has no impact on the strength of PBG's business, it will cause the Company's reported operating income and diluted earnings per share to be lower year-over-year. Consequently, PBG's reported operating income is expected to be down two to four percent for the year, which includes a seven-percentage point decrease due to the adoption of FAS 123(r). Excluding this impact, PBG's adjusted operating income is expected to grow three to five percent in 2006.
    FAS 123(r) will reduce PBG's diluted earnings per share (EPS) by $0.18, bringing the full-year forecast to $1.76 to $1.84. Excluding the impact of FAS 123(r), adjusted EPS are expected to be $1.94 to $2.02 for the full year.
    The Pepsi Bottling Group, Inc. (www.pbg.com) is the world's largest manufacturer, seller and distributor of Pepsi-Cola beverages with operations in the U.S., Canada, Greece, Mexico, Russia, Spain and Turkey. To receive company news releases by e-mail, please visit www.pbg.com.
    Listen in live to PBG's fourth quarter 2005 earnings discussion with financial analysts on January 31st at 11 a.m. (EST) at http://www.pbg.com.

    Editor's Note:

    PBG's fiscal year ends on the last Saturday in December and, as a result, a 53rd week was added to the fiscal year 2005. Fiscal 2004 had 52 weeks. Constant territory calculations assume a 52-week year and all significant acquisitions made in the prior year were made at the beginning of that year. These calculations exclude all significant acquisitions made in the current year.

    Forward-Looking Statement:

    Statements made in this press release that relate to future performance or financial results of the Company are forward-looking statements which involve uncertainties that could cause actual performance or results to materially differ. PBG undertakes no obligation to update any of these statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. Accordingly, any forward-looking statement should be read in conjunction with the additional information about risks and uncertainties set forth in PBG's Securities and Exchange Commission reports, including PBG's annual report on Form 10-K for the year ended December 25, 2004.

    Non-GAAP Measures

    We prepare our consolidated financial statements in conformity with generally accepted accounting principles (GAAP). In an effort to provide investors with additional information regarding the Company's results we sometimes use "non-GAAP" measures as defined by the Securities and Exchange Commission. Management believes these "non-GAAP" financial measures provide useful information to investors and should be considered in addition to, not in lieu of, GAAP reported measures. Non-GAAP financial measures in this press release and the attached Supplemental Data are generally referred to as "adjusted" results.

    2005 Results

    Our 2005 results included the following: the gain from the settlement of the High Fructose Corn Syrup ("HFCS") class action lawsuit, the impact of the 53rd week and the strategic spending initiatives that were funded by the additional pre-tax income from the 53rd week and the pre-tax gain from the HFCS settlement. Management believes excluding the impact of these items from our 2005 reported results provides a meaningful year over year comparison of diluted EPS and operating income growth.

    2004 Results

    Our fourth quarter 2004 diluted EPS results included a $0.01 charge for various tax items. Management believes excluding the impact of these items from our fourth quarter 2004 reported results provides a meaningful year over year comparison of diluted EPS growth.

    Full Year 2006 Outlook

    Effective first quarter of 2006, FAS 123(r) Share-Based Payment requires that all stock-based payments be expensed based on the fair value of the awards. In accordance with existing accounting guidelines, the Company did not recognize compensation expense for stock options during fiscal year 2005. Management believes excluding the impact of FAS 123(r) from the 2006 outlook provides a meaningful year over year comparison of diluted EPS and operating income change.

    Attachments (4 pages)

                    The Pepsi Bottling Group, Inc.
                 Fourth Quarter 2005 Earnings Release

The following table outlines the impact of the HFCS litigation settlement proceeds, the 53rd week and the strategic spending initiatives on each line item of PBG's income statement.

                   Full Year 2005 Supplemental Data

                        in millions, unaudited

                       Reported   HFCS    53rd    Spending    Adjusted
                                 Income   Week  Initiatives   Results

Revenue                 $11,885      $0  ($139)          $0   $11,746

Cost of sales             6,253       0    (72)           0     6,181

                       --------- ------- ------ ------------ ---------
Gross profit              5,632       0    (67)           0     5,565
                       --------- ------- ------ ------------ ---------

Selling, delivery and
 administrative
 expenses                 4,609      29    (43)         (48)    4,547

                       --------- ------- ------ ------------ ---------
Operating income/(loss)   1,023     (29)   (24)          48     1,018
                       --------- ------- ------ ------------ ---------

Interest expense, net       250       0     (5)           0       245
Other non-operating
 (income) expense, net        1       0      0            0         1
Minority interest            59      (2)    (1)           3        59

                       --------- ------- ------ ------------ ---------
Income before income
 taxes                      713     (27)   (18)          45       713
                       --------- ------- ------ ------------ ---------

Income tax expense          247      (9)    (6)          15       247

                       --------- ------- ------ ------------ ---------
Net income                 $466    $(18)  $(12)         $30      $466
                       ========= ======= ====== ============ =========

The following table outlines the impact of the HFCS litigation settlement proceeds, the 53rd week and the strategic spending initiatives on a quarterly basis for PBG's operating income and diluted EPS.


                        2005 Quarterly Results

           in millions, except per share amounts, unaudited

                                              2005 Results

                                              (Income)/Loss

                                     Q1     Q2     Q3     Q4    Full
                                                                Year
                                  ------- ------ ------ ------ -------

Reported Operating Income           $120   $303   $393   $207  $1,023

Net Impact of HFCS/ 53rd Week/
 Spending                              0      0    (16)    11      (5)
                                  ------- ------ ------ ------ -------

Adjusted Operating Income           $120   $303   $377   $218  $1,018
                                  ======= ====== ====== ====== =======

Reported Diluted EPS               $0.15  $0.59  $0.82  $0.30   $1.86

Net Impact of HFCS/53rd
 Week/Spending                      0.00   0.00  (0.04)  0.04    0.00
                                  ------- ------ ------ ------ -------

Adjusted Diluted EPS               $0.15  $0.59  $0.78  $0.34   $1.86
                                  ======= ====== ====== ====== =======


                    THE PEPSI BOTTLING GROUP, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
           in millions, except per share amounts, unaudited

                    17 Weeks     16 Weeks     53 Weeks     52 Weeks
                     Ended        Ended        Ended        Ended
                  ------------------------- -------------------------
                  December 31, December 25, December 31, December 25,
                      2005         2004         2005         2004
                  ------------ ------------ ------------ ------------

Net revenues           $3,662       $3,230      $11,885      $10,906
Cost of sales           1,947        1,705        6,253        5,656
                  ------------ ------------ ------------ ------------

Gross profit            1,715        1,525        5,632        5,250
Selling, delivery
 and
 administrative
 expenses               1,508        1,329        4,609        4,274
                  ------------ ------------ ------------ ------------

Operating income          207          196        1,023          976
Interest expense,
 net                       81           72          250          230
Other non-
 operating
 (income) expense,
 net                        1           (2)           1            1
Minority interest          12           13           59           56
                  ------------ ------------ ------------ ------------

Income before
 income taxes             113          113          713          689
Income tax expense         39           39          247          232
                  ------------ ------------ ------------ ------------

Net income                $74          $74         $466         $457
                  ============ ============ ============ ============

Basic earnings per
 share                  $0.31        $0.30        $1.91        $1.79
                  ============ ============ ============ ============

Weighted-average
 shares
 outstanding              240          250          243          255

Diluted earnings
 per share              $0.30        $0.29        $1.86        $1.73
                  ============ ============ ============ ============

Weighted-average
 shares
 outstanding              246          257          250          263


                    THE PEPSI BOTTLING GROUP, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                        in millions, unaudited

                                              53 Weeks     52 Weeks
                                               Ended        Ended
                                            --------------------------
                                            December 31, December 25,
                                               2005          2004
                                            ------------ ------------
Cash Flows - Operations
 Net Income                                        $466          $457
 Adjustments to reconcile net income to net
  cash provided by operations:
   Depreciation                                     615           580
   Amortization                                      15            13
   Changes in working capital and other
    non-cash charges                                332           350
 Casualty insurance payments                        (66)          (53)
 Pension contributions                              (77)          (83)
 Other, net                                         (66)          (42)
                                            ------------ -------------

Net Cash Provided by Operations                   1,219         1,222
                                            ------------ -------------

Cash Flows - Investments
 Capital expenditures                              (715)         (688)
 Acquisitions of bottlers                          (155)          (96)
 Proceeds from sale of property, plant and
  equipment                                          29            22
 Other investing activities, net                     (1)            -
                                            ------------ -------------

Net Cash Used for Investments                      (842)         (762)
                                            ------------ -------------

Cash Flows - Financing
 Borrowing activities, net                          274          (887)
 Dividends paid                                     (64)          (31)
 Treasury stock transactions                       (381)         (464)
 Minority interest distribution                     (12)          (13)
                                            ------------ -------------

Net Cash Used for Financing                        (183)       (1,395)
                                            ------------ -------------

Effect of Exchange Rate Changes on Cash and
 Cash Equivalents                                     3             5
                                            ------------ -------------

Net Increase (Decrease) in Cash and Cash
 Equivalents                                        197          (930)
Cash and Cash Equivalents - Beginning of
 Period                                             305         1,235
                                            ------------ -------------

Cash and Cash Equivalents - End of Period          $502          $305
                                            ============ =============

Supplemental Information
------------------------

Capital expenditures incurred                      (709)         (717)
(Decrease)/Increase in accounts payable
 related to capital expenditures                     (6)           29
                                            ------------ -------------
Cash paid for capital expenditures                 (715)         (688)

Note: Certain reclassifications were made to our 2004 Condensed
 Consolidated Financial Statements to conform to the 2005 presentation


                    THE PEPSI BOTTLING GROUP, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
           in millions, except per share amounts, unaudited

                                             December 31, December 25,
                                                 2005         2004
                                             ------------ ------------
Assets
Current Assets
 Cash and cash equivalents                          $502         $305
 Accounts receivable, net                          1,186        1,204
 Inventories                                         458          427
 Prepaid expenses and other current assets           266          247
                                             ------------ ------------
  Total Current Assets                             2,412        2,183

Property, plant and equipment, net                 3,649        3,581
Other intangible assets, net                       3,814        3,639
Goodwill                                           1,516        1,416
Other assets                                         133          118
                                             ------------ ------------
  Total Assets                                   $11,524      $10,937
                                             ============ ============

Liabilities and Shareholders' Equity
Current Liabilities
 Accounts payable and other current
  liabilities                                     $1,583       $1,517
 Short-term borrowings                               426          155
 Current maturities of long-term debt                589           53
                                             ------------ ------------
  Total Current Liabilities                        2,598        1,725

Long-term debt                                     3,939        4,489
Other liabilities                                  1,027          914
Deferred income taxes                              1,421        1,415
Minority interest                                    496          445
                                             ------------ ------------
  Total Liabilities                                9,481        8,988
                                             ------------ ------------

Shareholders' Equity
 Common stock, par value $0.01 per share:
  Authorized 900 shares, issued 310 shares             3            3
 Additional paid-in capital                        1,709        1,719
 Retained earnings                                 2,283        1,887
 Accumulated other comprehensive loss               (262)        (315)
 Deferred compensation                               (14)          (1)
 Treasury stock: 71 shares and 61 shares at
  December 31, 2005 and December 25, 2004,
  respectively                                    (1,676)      (1,344)
                                             ------------ ------------
  Total Shareholders' Equity                       2,043        1,949
                                             ------------ ------------
     Total Liabilities and Shareholders'
      Equity                                     $11,524      $10,937
                                             ============ ============

Note: Certain reclassifications were made to our 2004 Condensed
 Consolidated Financial Statements to conform to the 2005 presentation

    CONTACT: Public Relations:
             Kelly McAndrew, 914-767-7690
              OR
             Investor Relations:
             Mary Winn Settino, 914-767-7216